Exhibit (a)(33)

                                THE RBB FUND, INC

                              ARTICLES OF AMENDMENT


     THE RBB FUND, INC., a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The charter of the Corporation is hereby amended to provide that any shares of the Corporation's Class VV (Boston Partners Bond Fund-Institutional Class) shares of Common Stock that are issued and outstanding immediately prior to these Articles of Amendment becoming effective, be cancelled and, until thereafter reclassified, shall be authorized but unissued shares of the Corporation's Class VV (Boston Partners Bond Fund-Institutional Class) shares of Common Stock.

     SECOND: The charter of the Corporation is hereby amended to provide that any shares of the Corporation's Class WW (Boston Partners Bond Fund-Investor Class) shares of Common Stock that are issued and outstanding immediately prior to these Articles of Amendment becoming effective, be cancelled and, until thereafter reclassified, shall be authorized but unissued shares of the Corporation's Class WW (Boston Partners Bond Fund-Investor Class) shares of Common Stock.

     THIRD: The foregoing amendment to the charter of the Corporation was duly authorized and advised by the Board of Directors of the Corporation and approved by the shareholders of the Corporation entitled to vote thereon in accordance with the Corporation's

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charter.

     IN WITNESS WHEREOF, The RBB Fund, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf by its President, and witnessed by its Assistant Secretary, as of the 11th day of April, 2002.

WITNESS:                                    THE RBB FUND, INC.



By: /S/ MICHAEL P. MALLOY                            By: /S/ EDWARD J. ROACH
    ---------------------                                -------------------
         Michael P. Malloy                                   Edward J. Roach
         Assistant Secretary                                 President

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                                   CERTIFICATE


     THE UNDERSIGNED, President of The RBB Fund, Inc. (the "Corporation"), who executed on behalf of said Corporation the foregoing Articles of Amendment of said Corporation, of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the act of said Corporation, and certifies to the best of his knowledge, information and belief, that the matters and facts set forth therein relating to the authorization and approval are true in all material respects, under the penalties of perjury.

Dated:  April 11, 2002                               /S/ EDWARD J. ROACH
                                                     -------------------
                                                         Edward J. Roach
                                                         President